EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Orbit Technologies, Inc. Form S-8 of our report dated March 27, 2000, appearing in the Annual Report on Form 10-KSB of Orbit Technologies, Inc. for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.

/s/ Tabb, Conigliaro & McGann, P.C.
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Tabb, Conigliaro & McGann, P.C.

New York, NY
October 23, 2000


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